                                                                    Exhibit 10.2








                                CREDIT AGREEMENT



                           Made as of         , 2000



                                     Between


                          IMPERIAL PARKING CORPORATION
                                   as Borrower


                                       and


                       FIRST UNION REAL ESTATE EQUITY AND
                              MORTGAGE INVESTMENTS
                                    as Lender

                                TABLE OF CONTENTS



SECTION 1 - THE CREDIT....................................................................................1
         1.1      Amount..................................................................................1
         1.2      Revolving, Credit.......................................................................1
         1.4      Purpose.................................................................................1

SECTION 2 -- PAYMENTS.....................................................................................1
         2.1      Principal Repayments....................................................................1
                  (1)          Mandatory Repayments.......................................................1
                  (2)          Voluntary Prepayments......................................................2
         2.2      Interest Payments.......................................................................2
                  (1)          Interest Rate Payable......................................................2
                  (2)          Frequency of Interest Payments.............................................2
                  (3)          Interest on Overdue Principal..............................................2
                  (4)          Term of Interest Period....................................................2
                  (5)          Payment on a day which is not the last day of an Interest Period...........2
         2.3      Taxes...................................................................................3
         2.4      Increased Costs, etc....................................................................3

SECTION 3 - ADVANCES......................................................................................4
         3.1      Utilization of the Aggregate Credit.....................................................4
         3.2      Evidence of Indebtedness................................................................4

SECTION 4 - REPRESENTATIONS AND WARRANTIES................................................................4
         4.1      Representations and Warranties..........................................................4
         4.2      Survival of Representations and Warranties..............................................6

SECTION 5 - COVENANTS AND CONDITIONS......................................................................6
         5.1      Positive Covenants......................................................................6
                  (1)          Compliance with Law........................................................6
                  (2)          Insurance..................................................................6
                  (3)          Maintenance of Properties..................................................6
                  (4)          Payment of Taxes and Claims................................................6
                  (5)          Corporate Existence, etc...................................................7
                  (6)          Maintenance of Net Worth...................................................7
                  (7)          Maintenance of Consolidated Indebtedness to Net Worth Ratio................7
                  (9)          Maintenance of Leverage Ratio..............................................7
                  (10)         Maintenance of Parking Contracts...........................................7
                  (11)         Further Assurances.........................................................7
                  (12)         Financial and Business Information.........................................7
                  (13)         Officer's Certificate......................................................11
                  (14)         Inspection.................................................................11
         5.2      Negative Covenants......................................................................12
                  (1)          Transactions with Affiliates...............................................12
                  (2)          Merger, Consolidation, etc.................................................12
                  (3)          Indebtedness...............................................................12

                  (4)          Liens......................................................................12
                  (5)          Disposal of Assets Generally...............................................13
                  (6)          Change in Business.........................................................13
                  (7)          Distributions..............................................................13
                  (8)          Investments................................................................13
                  (9)          Lease-Backs................................................................13
                  (10)         Subsidiaries...............................................................13
                  (11)         Maintenance and Ownership of Subsidiaries..................................13
                  (12)         Compromise of Accounts.....................................................14

SECTION 6 - REMEDIES ON DEFAULT...........................................................................14
         6.1      Remedies................................................................................14
         6.2      Expenses and Indemnity..................................................................14
                  (1)          Payment of Expenses........................................................14
                  (2)          General Indemnity..........................................................14
         6.3      Set-Off or Compensation.................................................................14
         6.4      Remedies Cumulative.....................................................................15

SECTION 7 - APPLICATION AND MANNER OF PAYMENTS............................................................15
         7.1      Application of Payments.................................................................15
         7.2      Manner of Payments......................................................................15

SECTION 8 - SECURITY......................................................................................15
         8.1      Security................................................................................15
         8.2      Registration............................................................................15
         8.3      Further Assurances......................................................................15

SECTION 9 - CONDITIONS PRECEDENT..........................................................................16
         9.1      Conditions Precedent....................................................................16
                  (1)          Delivery of Documents......................................................16
                  (2)          Approvals..................................................................16
                  (3)          No Default.................................................................16
                  (4)          Additional Documents and Action............................................16
         9.2      Conditions Precedent to All Advances....................................................16
                  (1)          No Default.................................................................17
                  (2)          Representations Correct....................................................17
                  (3)          Notice of Advance..........................................................17
         9.3      Waiver of a Condition Precedent.........................................................17

SECTION 10 - MISCELLANEOUS PROVISIONS.....................................................................17
         10.1     Headings and Tables of Contents.........................................................17
         10.2     Generally Accepted Accounting Principles................................................17
         10.3     Severability............................................................................17
         10.4     Number and Gender; extended meanings....................................................17
         10.5     Amendment, Supplement or Waiver.........................................................17
         10.6     Governing Law...........................................................................17
         10.7     Currency................................................................................18
         10.8     Entire Agreement........................................................................18
         10.9     No Liability of Shareholders of Borrower................................................18
         10.10    Successors and Assigns..................................................................18

10.11    Assignment After Default................................................................  18
10.12    Address for Notice......................................................................  19
10.13    Time of the Essence.....................................................................  19
10.14    Further Assurances......................................................................  19
10.15    Term of Agreement.......................................................................  19
10.16    Payments on Business Day................................................................  19
10.17    Counterparts and Facsimile..............................................................  19
10.18    Date of Agreement.......................................................................  19

                                CREDIT AGREEMENT



         This Agreement is made as of -- , 2000, between



              IMPERIAL PARKING CORPORATION, as Borrower

              (the "Borrower")



                 and



              FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, as Lender

              (the "Lender")


RECITAL

         The Borrower has requested, and the Lender has agreed, that a line of credit be made available to the Borrower on the terms set forth below.

FOR VALUE RECEIVED, the parties agree as follows:


                             SECTION 1 - THE CREDIT

1.1 AMOUNT. The Lender confirms, with effect from the Effective Date, the extension of credit in the aggregate principal amount of US$8,000,000 (the "FACILITY"), upon and subject to the terms and conditions of this Agreement.

1.2 REVOLVING CREDIT. The Facility is a revolving, secured credit facility.


1.3 PURPOSE. The proceeds of Advances shall be used for working capital purposes of the Borrower.


                              SECTION 2 - PAYMENTS

2.1      PRINCIPAL REPAYMENTS

(1) MANDATORY REPAYMENTS. Advances shall be repaid on the six month anniversary of the Effective Date (the "MATURITY DATE"). Once all Advances have been repaid in full together with interest thereon, the Facility shall terminate. Notwithstanding the foregoing, so long as it is not in Default hereunder, the Borrower shall be entitled on no more than two occasions by written notice delivered to the Lender at least
30 days prior to the Maturity Date to defer the date upon which all Advances are to be repaid hereunder by a period of three months from the then established Maturity Date and such deferred date shall thereafter be referred to herein as the Maturity Date.

(2) VOLUNTARY PREPAYMENTS. Subject to Section 2.2(5), the Borrower may from time to time repay Advances outstanding under the Facility without penalty upon providing the Lender with written notice of any such proposed repayment on the second Business Day prior to the date of the proposed repayment. Notices shall be given not later than 11:00 a.m. (New York time) on the date for notice. Repayments must be made prior to 3:00 p.m. (New York time) on the date for repayment.

2.2 INTEREST PAYMENTS.

(1) INTEREST RATE PAYABLE. Interest shall be payable on Advances at the LIBOR Rate plus 4.5%.

(2) FREQUENCY OF INTEREST PAYMENTS. Interest on each Advance shall be payable based on the number of days actually elapsed and for each Interest Period shall be payable (i) on the last day thereof, (ii) if such Interest Period is longer than three months, every three months in arrears during such Interest Period and
(iii) when the Advance becomes due (whether at maturity, after acceleration or otherwise).

(3) INTEREST ON OVERDUE PRINCIPAL. Any overdue principal on any Advance and any overdue interest thereon owing by the Borrower shall bear interest payable on demand for each day from and including the date payment thereof was due to but excluding the date of actual payment at a rate per annum (expressed on the basis of a 365 day year) equal to the Base Rate.

(4) TERM OF INTEREST PERIOD. No later than 11:00 a.m. (Cleveland time) three Banking Days prior to the expiry of any Interest Period relating to an Advance, the Borrower shall notify the Lender in writing of its election as to the term of the immediately following Interest Period in respect of such Advance, if it is to remain constituted as such. In the event that the Borrower has not on or before such date given such notification, the interest calculated on such Advance shall be calculated at the Base Rate from and including the last day of the expiring Interest Period.

(5) PAYMENT ON A DAY WHICH IS NOT THE LAST DAY OF AN INTEREST PERIOD. If by reason of payments made by the Borrower, whether pursuant to Section 2.1(1), 2.1(2) on acceleration pursuant to Article 6 or for any other reason, the Lender receives payment of any LIBOR Loan other than on the last day of the Interest Period relating thereto, the Borrower shall within five days of demand therefor pay and indemnify the Lender for all of its reasonable costs, expenses and charges of whatsoever nature and kind incurred by the Lender (other than lost profits) arising from such payment being made other than on such day, including the cost of any payment by the Lender of its borrowings in the London interbank market or elsewhere to fund such amounts so paid to it and any loss incurred by the Lender in reapplying the amounts so paid to it up to the expiry of such time. For purposes hereof the Lender hereby covenants and agrees to use reasonable efforts to minimize any such costs, expenses and charges. If the Lender is entitled to indemnity hereunder, it shall deliver a certificate to the

Borrower certifying as to such costs, expenses and charges and, absent manifest error, such certificate shall be conclusive and binding for all purposes.

2.3      TAXES.

(1) The Borrower shall bear all Taxes, however designated, imposed as a result of the existence or operation of this Agreement, including but not limited to any Tax which the Borrower is required to withhold or deduct from payments to the Lender.

(2) If the Borrower is required to bear a Tax pursuant to Subsection 2.3(1), the Borrower shall pay such Taxes and other charges and any additional amounts as are necessary to ensure that the net amounts received by the Lender after such payments or withholdings equal the amounts to which the Lender is otherwise entitled under this Agreement as if such Taxes, or other charges, did not exist.

2.4      INCREASED COSTS, ETC.

(1) If after the date of this Agreement, any Canadian Requirement of Law or U.S. Requirement of Law in respect of the Lender or this Agreement, any change in that Canadian Requirement of Law or U.S. Requirement of Law or any change in its interpretation or application by any Canadian Governmental Authority or U.S. Governmental Authority, or compliance by the Lender with any Applicable Directive in respect of the Lender or this Agreement:


         (a) imposes, modifies or deems applicable any reserve, special deposit, deposit insurance or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of the Lender, or

         (b) imposes on the Lender or expects there to be maintained by the Lender any capital adequacy or additional capital requirements,

and, in the determination of the Lender acting reasonably, increases the cost to, or reduces the amount of principal, interest or other amount received or receivable by the Lender under this Agreement, or its effective return in respect of any amount received or receivable by the Lender under this Agreement, the Lender will, acting reasonably, determine the amount of money which would compensate the Lender for the increase in cost or reduction in income ("ADDITIONAL COMPENSATION").

(2) If the Lender determines that it is entitled to Additional Compensation in accordance with the provisions of this Section 2.4 the Lender shall promptly notify the Borrower and provide to the Borrower a certificate of an officer of the Lender setting forth the amount of Additional Compensation and the basis of its calculation, including the assumptions on which the calculation is based, together with a copy of the relevant Canadian Requirement of Law or U.S. Requirement of Law. The certificate will be prima facie evidence of the Additional Compensation to which the Lender is entitled in the absence of manifest error. The Borrower shall pay to the Lender within ten Business Days of the giving of the notice the Additional Compensation calculated to the date of the notice. The Lender shall be entitled to be paid Additional Compensation from time to time to the extent that the provisions of this

Section 2.4 are then applicable, notwithstanding that the Lender has previously been paid any other Additional Compensation.

(3) The Lender shall make commercially reasonable efforts to limit the incidence of Additional Compensation, including seeking recovery for the account of the Borrower, by appealing any assessment at the expense of the Borrower on the Borrower's request, if the Lender, in its sole determination, would incur no appreciable economic, legal, regulatory or other disadvantage.

                              SECTION 3 - ADVANCES

3.1 UTILIZATION OF THE AGGREGATE CREDIT. Subject to the provisions hereof, the Borrower shall give the Lender not less than three Banking Days' notice of each drawdown hereunder. Any such notice shall be irrevocable, shall be substantially in the form of Appendix B (a "NOTICE OF BORROWING") and shall be received no later than 11:00 a.m. (New York time) on the relevant day, failing which it shall be deemed to have been received on the next following Banking Day. Each such notice shall specify:

         (a)      the date of the requested Borrowing, which shall be a Banking
                  Day,

         (b)      the amount; and

         (c)      the duration of the Interest Period.

3.2 EVIDENCE OF INDEBTEDNESS. The indebtedness of the Borrower resulting from Advances made by the Lender shall be evidenced by records maintained by the Lender concerning those Advances it has made. The records maintained by the Lender shall govern in the event of any discrepancy and such records shall constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Lender in respect of such Advances and all details relating thereto. The failure of the Lender to correctly record any such indebtedness shall not, however, adversely affect the obligation of the Borrower to pay amounts due to the Lender in accordance with the Credit Documents.

                   SECTION 4 - REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as of the date hereof that:

         (a) It is a duly incorporated and validly existing corporation and has the corporate power and authority to enter into and perform its obligations under the Credit Documents to which it is a party, to own its Property and to conduct the business in which it is currently engaged.

         (b) It holds all Permits required to enter into and perform its obligations under the Credit Documents to which it is a party, to own its Property and to conduct the business in which it is currently engaged, except for Permits the absence of which does not materially and adversely affect the Financial Condition of the Borrower. Each such Permit is valid, in full force and effect and has not been surrendered or forfeited. There are no proceedings in progress, pending or threatened, which may result in the revocation, suspension or material and adverse modification of any such Permit.

         (c)      The entering into and the performance by it of this Agreement
                  (i) are within its powers and have been duly authorized by all necessary corporate action on its part, and (ii) do not violate or breach its Constating Documents, any Requirement of Law or any Contract to which it is a party, except to the extent that any violation or breach would not, in the aggregate, have a material and adverse effect on the Financial Condition of the Borrower, or its ability to perform its obligations under this Agreement or to the extent that any necessary consent to the entering into and performance of this Agreement has been obtained. (d) Neither its Constating Documents nor any shareholder agreement or unanimous shareholders agreement to which it is a party, if any, contains restrictions on or affects the power of its directors to borrow money upon its credit, or to manage its business and affairs, which are not being complied with.

         (e) As of the date of this Agreement, there are no litigation, arbitration or administrative proceedings outstanding and, to its knowledge after having made all due inquiry, there are no proceedings or investigations pending or threatened, against it or its Property which could materially and adversely affect its Financial Condition, or its ability to perform its obligations under the Credit Documents to which it is a party, except as disclosed on Schedule 4.1(e).

         (f) No Event of Default or Pending Event of Default which has not been waived has occurred and is continuing.

         (g) It is not in violation of any term of its Constating Documents. To the best of its knowledge, it is not in violation of or default under any Permit, Contract or Requirement of Law (including employment standards and labour codes of all applicable Governmental Authorities), the violation of or default under which would materially and adversely affect its ability to own its Property and conduct its business. Its execution, delivery and performance of this Agreement will not result in any such violation or default.

         (h) The Lender has been provided with its most recent audited annual and unaudited quarterly financial statements. Such statements are complete and fairly present its financial position as of the dates referred to therein, and have been prepared in accordance with Generally Accepted Accounting Principles except notes to the statements and audit adjustments required by Generally Accepted Accounting Principles are not included in the case of quarterly financial statements.

         (i) It has no liabilities (contingent or other) or other obligations of the type required to be disclosed in accordance with Generally Accepted Accounting Principles which are not fully disclosed in the financial statements referred to in
                  Section 4.1(h), other than liabilities and obligations incurred in the ordinary course of its business.

         (j) No consent or authorization of, or filing with any person (including any Governmental Authority) is required in connection with its execution and delivery of, or performance of its obligations under, or the validity or enforceability against it of this Agreement.

4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement shall survive the execution of this Agreement.


                      SECTION 5 - COVENANTS AND CONDITIONS

5.1 POSITIVE COVENANTS. During the term of this Agreement, the Borrower covenants that so long as the Facility is outstanding:

(1) COMPLIANCE WITH LAW. The Borrower will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(2) INSURANCE. The Borrower will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

(3) MAINTENANCE OF PROPERTIES. The Borrower will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(4) PAYMENT OF TAXES AND CLAIMS. The Borrower will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Borrower or any Subsidiary, provided that neither the Borrower nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Borrower or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(5) CORPORATE EXISTENCE, ETC. The Borrower will at all times preserve and keep in full force and effect its corporate existence. The Borrower will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Borrower or a Subsidiary) and all rights and franchises of the Borrower and its Subsidiaries unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

(6) MAINTENANCE OF NET WORTH. The Borrower will maintain, on the last day of each fiscal year, calculated as at such day, Consolidated Net Worth of the Borrower and its Consolidated Subsidiaries of at least an a mount equal to $26,000,000 determined in accordance with GAAP.

(7) MAINTENANCE OF CONSOLIDATED INDEBTEDNESS TO NET WORTH RATIO. The Borrower will maintain, as at the last day of each fiscal quarter, a ratio, calculated as at such day, of Consolidated Indebtedness to Consolidated Net Worth of the Borrower and its Consolidated Subsidiaries of not more than 0.80:1 for each fiscal quarter.

(8) MAINTENANCE OF LEVERAGE RATIO. The Borrower will maintain, as at the end of each fiscal quarter, a Leverage Ratio of not more than 5.50:1.

(9) MAINTENANCE OF PARKING CONTRACTS. The Borrower will ensure the existence on a consolidated basis on the last day of each fiscal quarter of an aggregate of at least 1,200 Consolidated Parking Contracts.

(10) FURTHER ASSURANCES. The Borrower will, at its cost and expense, upon request of the Lender, duly execute and deliver or cause to be duly executed and delivered to the Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of the Facility.

(11)     FINANCIAL AND BUSINESS INFORMATION.  The Borrower shall deliver to the
         Lender:

         (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Borrower (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                  (i) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

         (b) Annual Statements-- within 120 days after the end of each fiscal year of the Borrower, duplicate copies of,

                  (i)      a   consolidated   balance   sheet  of  the  Borrower
                           and  its   Consolidated Subsidiaries, as at the end
                           of such year, and

                  (ii) consolidated statements of income, changes in shareholder' equity and cash flows of the Borrower and its Consolidated Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

         (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

         (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

         (c) Financial Projections - promptly upon their becoming available and in any event 30 days prior to the end of each fiscal year of the Borrower, consolidated financial projections, including the balance sheet, income statement and cash flow statements for each of the next 12 months of the next fiscal year together with the detailed budget for such fiscal year providing supplementary detailed schedules as necessary and required by the Lender;

         (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

         (e) ERISA Matters -- promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Borrower or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (f) Environmental Reporting -- promptly, and in any event within 10 days of each occurrence, (i) a written notice of any proceeding or order before any Governmental Authority requiring the Borrower or its Subsidiaries to comply with or take action under any Environmental Laws where such compliance or action requires expenditures in the amount of $500,000 or more, the violation thereof involves the possibility of the imposition of a fine or fines aggregating $500,000 or more, the violation thereof involves the possibility of the imposition of a fine or fines aggregating $500,000 or more or the closing of any property owned or leased by the Borrower or any Subsidiary for a period in excess of 48 hours where such closure would have a Material Adverse Effect; and (ii) a written notice of any Material occurrence relating to environmental matters that does not require notification under (i) above, together with each delivery of financial statements pursuant to Section 5.1(11). Such Material --- occurrences shall include occurrences where any of the Borrower or its Subsidiaries (iii) receives a written notice or claim to the effect that the Borrower or any of its Subsidiaries is liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment in, on, under or adjacent to any real estate owned or leased by the Borrower or any Subsidiary; (iv) receives any written notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment in, on, under or adjacent to any real estate owned or leased by the Borrower or any Subsidiary;
                  (v) receives any written notice that all or any portion of the properties owned or leased by the Borrower or any Subsidiary is subject to an order or a security interest under or pursuant to any Environmental Law; (vi) receives any written notice of a condition with respect to which might reasonably result in a notice of violation by Company or any Subsidiary of any Environmental Law; (vii) receives any written notice of the commencement of any judicial or administrative proceeding alleging a violation by the Borrower or any Subsidiary of any Environmental Law with respect to any property owned or leased by the Borrower or any Subsidiary; or (viii) undertakes any activities as a result of new or proposed changes to any existing Environmental Law that could have a Material Adverse Effect on the condition of Company or any of its Subsidiaries.

         (g) Additional Reporting Requirements -- promptly provide notice in writing of (i) any default, or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default under any agreement in respect of Indebtedness to which the Borrower or any of its Subsidiaries is a party and under which the Borrower or any such Subsidiary owes (contingently or otherwise) at least $500,000 (or the equivalent amount in any other currency); (ii) from time to time upon request of the Lender, evidence of the maintenance of all insurance required to be maintained by Section 5.1(2), including such originals or copies as the Lender may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments; and (iii) promptly upon the issuance thereof, copies of all notices, reports, press releases, circulars, offering documents and other documents filed with, or delivered to, the British Columbia Securities Commission or to a similar Governmental Authority in any other jurisdiction with respect to the Borrower or any Subsidiary.

         (h) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Borrower or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

         (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or any of its Subsidiaries or relating to the ability of the Borrower to perform its obligations hereunder as from time to time may be reasonably requested by the Lender.

(12) OFFICER'S CERTIFICATE. Each set of financial statements delivered to the Lender pursuant to Section 5.1(11)(a) or Section 5.1(11)(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Borrower was in compliance with the requirements of Section 5.1(6) through Section 5.1(9) hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Borrower or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Borrower shall have taken or proposes to take with respect thereto.

(13)     INSPECTION.  The Borrower shall permit the representatives of the
Lender:

         (a) No Default-- if no Default or Event of Default then exists, at the expense of the Lender and upon reasonable prior notice to the Borrower, to visit the principal executive office of the Borrower, to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower's officers, and with the consent of the Borrower, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Borrower, which consent will not be unreasonably withheld) to visit the other offices and properties of the Borrower and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

         (b) Default-- if a Default or Event of Default then exits, at the expense of the Borrower to visit and inspect any of the offices or properties of the Borrower or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries), all at such times and as often as may be requested.

5.2 NEGATIVE COVENANTS. The Borrower covenants that, without the consent of the Lender, so long as the Facility remains outstanding:

(1) TRANSACTIONS WITH AFFILIATES. The Borrower will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

(2) MERGER, CONSOLIDATION, ETC. The Borrower shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

         (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of Canada, the United States or any Province or State thereof (including the District of Columbia), and, if the Borrower is not such corporation, (i) such corporation shall have executed and delivered to the Lender its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and (ii) shall have caused to be delivered to the Lender an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Lender, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

         (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. No such conveyance, transfer or lease of substantially all of the assets of the Borrower shall have the effect of releasing the Borrower or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 5.2(2) from its liability under this Agreement.

(3) INDEBTEDNESS. The Borrower shall not create, incur, assume or suffer to exist or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness to the Lender hereunder; (ii) the Permitted Senior Indebtedness; (iii) Indebtedness incurred in respect of a Purchase Money Mortgage up to an aggregate outstanding amount, at any time, of $1,000,000 (or the equivalent amount in any other currency); and (iv) Indebtedness incurred with respect to performance bonds posted in the ordinary course of business.

(4) LIENS. The Borrower shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Liens on any of their respective assets, other than Permitted Liens.

(5) DISPOSAL OF ASSETS GENERALLY. The Borrower shall not sell, exchange, lease, release or abandon or otherwise dispose of, or permit any of its Subsidiaries to sell, exchange, lease, release or abandon or otherwise dispose of any assets to any Person other than (i) any bona fide sales, exchanges, leases, abandonments or other dispositions in the ordinary course of business, for the purpose of carrying on the business of the Borrower; (ii) property or assets which have no material economic value in the business of the Borrower or are obsolete; and
(iii) assets having a fair market value of not greater than $100,000 in the aggregate in any fiscal year.

(6) CHANGE IN BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to engage in any line of business other than the businesses engaged in by the Borrower and its Subsidiaries as of the date hereof and business reasonably related thereto.

(7) DISTRIBUTIONS. The Borrower shall not declare, make or pay, or permit any of its Subsidiaries to declare, make or pay, any Distributions, except (i) directors' fee in an aggregate amount not to exceed $30,000 per director annually, (ii) performance bonuses paid by the Borrower or any of its Subsidiaries in the ordinary course of business as part of remuneration for services rendered at fair market value; (iii) Distributions by a Guarantor to the Borrower or by the Borrower to a Guarantor; (iv) payments made under management or employment agreements entered into by the Borrower or any of its Subsidiaries with senior employees in the ordinary course of business; (v) loans made to employees; and (vi) payments on the Permitted Senior Indebtedness.

(8) INVESTMENTS. The Borrower shall not make any loans, incur any obligations (contingent or otherwise), or make any investments in any Person or permit any of its Subsidiaries to do the same, except for (i) foreign currency hedges, interest rate swaps or similar interest rate and currency hedging obligations or agreements; (ii) indebtedness and obligations incurred in the ordinary course of business; (iii) Permitted Marketable Securities; or (iv) inter-company loans to or investments in Subsidiaries.

(9) LEASE-BACKS. The Borrower shall not enter into or permit any of its Subsidiaries to enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower or such Subsidiary, as the case may be, shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in the business, in connection with the rental or lease of the property so sold or transferred or of other property for substantially the same purpose or purposes as the property so sold or transferred.

 (10) SUBSIDIARIES. (i) The Borrower shall not incorporate or acquire, after the date hereof, any Subsidiaries or commence to carry on business, otherwise than through the Borrower and its Subsidiaries existing as of the date hereof, except for the incorporation or acquisition of Subsidiaries in North America or such other jurisdictions as the Lender may agree to, acting reasonably, where in each case, such Subsidiary has executed and delivered a guarantee of all of the obligations of the Borrower under this Agreement and accompanied by opinions satisfactory to the Lender, in each case, acting reasonably, prior to or contemporaneously with such Subsidiary having net asset values or revenues, in either case, greater than $50,000; or (ii) permit any Subsidiary to exist after the date hereof having net asset values or revenues, in either case, greater than $50,000 unless such Subsidiary is a Guarantor.

(11) MAINTENANCE AND OWNERSHIP OF SUBSIDIARIES. The Borrower shall not sell or otherwise dispose of any shares of any of its Subsidiaries or permit any of such Subsidiaries to issue, sell or otherwise dispose of the shares of any other Subsidiary, except to the Borrower or a Guarantor.

(12) COMPROMISE OF ACCOUNTS. The Borrower shall not compromise or adjust or permit any of its Subsidiaries to compromise or adjust any material accounts receivable of the Borrower or such Subsidiary (or extend the time for payment thereof) or grant any discounts, allowances or credits thereon, in each case other than in the ordinary course of business.


                         SECTION 6 - REMEDIES ON DEFAULT

6.1 REMEDIES. If an Event of Default has occurred, all of the Obligations shall automatically become immediately due and payable and the Lender may take such action or proceedings as it in its sole discretion deems expedient to enforce the same (including by realizing upon the Security), all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Borrower.

6.2 EXPENSES AND INDEMNITY.

(1) PAYMENT OF EXPENSES. The Borrower shall pay on demand all reasonable costs and expenses incurred by the Lender including the reasonable fees and expenses of counsel for the Lender (all on a solicitor and own client basis) incurred in connection with (i) the preparation, execution, delivery or enforcement of this Agreement, and (ii) advice to the Lender as to its rights and responsibilities in connection with this Agreement or any Pending Event of Default or Event of Default.

(2) GENERAL INDEMNITY. The Borrower shall indemnify the Lender against any loss or expense which the Lender may sustain or incur as a consequence of (i) any representation or warranty made herein by the Borrower which was incorrect at the time it was made or deemed to have been made, (ii) a default by the Borrower in the payment of any sum due from it, including all sums (whether in respect of principal, interest or any other amount) paid or payable to lenders of funds borrowed by the Lender in order to fund the amount of any such unpaid amount to the extent the Lender is not reimbursed pursuant to any other provisions of this Agreement, and (iii) any other default by the Borrower hereunder. A certificate of the Lender as to the amount of any such loss or expense shall be prima facie evidence as to the amount thereof, in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and repayment of the Obligations for borrowed money.

6.3 SET-OFF OR COMPENSATION. In addition to and not in limitation of any rights now or hereafter granted under applicable law, upon any failure of the Borrower to pay any amount on account of the Obligations when due, the Lender may at any time and from time to time without notice to the Borrower or any other person, any notice being expressly waived by the Borrower, set off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, receivables and any other indebtedness at any time owing by the Lender to or for the credit of or the account of the Borrower, against and on account of the Obligations, notwithstanding that any of them are contingent or unmatured.

6.4 REMEDIES CUMULATIVE. The rights and remedies of the Lender under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lender may be lawfully entitled for the same default or breach. Any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lender shall be deemed not to be a waiver of any subsequent default.


                 SECTION 7 - APPLICATION AND MANNER OF PAYMENTS

7.1 APPLICATION OF PAYMENTS. All payments made to the Lender by or on behalf of the Borrower on account of principal and interest pursuant to this Agreement shall be applied by the Lender as follows:

         (a) firstly, in satisfaction of interest on Advances outstanding under the Facility; and

         (b) secondly, in satisfaction of principal amounts outstanding in respect of Advances outstanding under the Facility.

7.2 MANNER OF PAYMENTS. Unless the Lender otherwise notifies the Borrower in writing, all amounts owing by the Borrower hereunder shall be paid to the Lender directly by way of wire transfer.

                              SECTION 8 - SECURITY

8.1 SECURITY. To secure the due payment and performance of the Obligations, the Borrower shall deliver to the Lender, or cause the delivery to the Lender of, each of the following agreements, documents and instruments (each in form and substance satisfactory to the Lender) on or before the Effective Date:

         (a) a fixed and floating charge demand debenture in the principal amount of $20,000,000 (the "Debenture"); and

         (b) guarantees of the Obligations, duly executed by each of the Guarantors (the "Guarantees").

8.2 REGISTRATION. The Borrower irrevocably authorizes the Lender to register, file or record the Security (or a financing statement, notice or other document in respect thereof) in all offices where such registration, filing or recording is necessary or of advantage, in the opinion of the Lender's legal counsel, to the creation, perfection, priority, preservation or protection of the Security, including any land registry or land titles office. Upon request from the Lender, the Borrower shall forthwith carry out any such registration, filing or recording.

8.3 FURTHER ASSURANCES. The Borrower shall, forthwith and from time to time on request from the Lender, execute or cause to be executed, all such agreements, documents and instruments (including any amendment, supplement or other modification to, or restatement or novation of, any Debenture) and do or cause to be done all such other matters and things which in the opinion of the Lender or the Lender's legal counsel may be necessary or of advantage to give the Lender (so far as may be possible under any applicable law) the Liens and the priority intended to be created by the Debenture or to facilitate realization under such Liens. It is the intention of the parties that the Lender will, among other things, have, subject to Permitted Liens, a first priority Lien over all property which is the subject of the Debenture.


                        SECTION 9 - CONDITIONS PRECEDENT

9.1 CONDITIONS PRECEDENT. The obligation of the Lender under this Agreement to make an initial Advance is subject to and conditional upon the following conditions being fulfilled and performed to the satisfaction of, or waived by, the Lender.

(1) DELIVERY OF DOCUMENTS. The Lender shall have received original or certified copies of the following documents in form and substance satisfactory to the Lender and, if applicable, duly executed and delivered by all signatories:

         (a)      this Agreement;

         (b) certified copies of (i) all corporate proceedings of the Borrower necessary to authorize the execution and delivery of this Agreement, and (ii) the Constating Documents of the Borrower;

         (c) a consent of the lenders under the Senior Credit Agreement to the extension of credit under the Facility;

         (d) a consent of the lenders under the PIK Note Agreement to the extension of credit under the Facility;

         (e)      the Debenture; and

         (f)      the Guarantee.

(2) APPROVALS. All notices, approvals or consents of Governmental Authorities necessary for the entering into and performance of obligations under this Agreement by the Borrower shall have been obtained and shall be in form and substance satisfactory to the Lender.

(3) NO DEFAULT. No Pending Event of Default or Event of Default shall exist which has not been waived.

(4) ADDITIONAL DOCUMENTS AND ACTION. The Lender shall have received such other documents, and such other acts shall have been performed, as the Lender may reasonably require.

9.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligations of the Lender to make any Advance, in addition to being subject to and conditional upon the conditions set forth in Section 9.1 being satisfied, are subject to and conditional upon each of the conditions below being satisfied on the date of a proposed Advance:

(1) NO DEFAULT. No Default or Event of Default or Pending Event of Default shall exist which has not been waived.

(2) REPRESENTATIONS CORRECT. The representations and warranties contained in
Section 4.1 shall be true and correct as if made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and the Borrower shall deliver a certificate of a senior officer of the Borrower, in form and substance satisfactory to the Lender, acting reasonably, certifying the truth of such matter.

(3) NOTICE OF ADVANCE. The Borrower shall have given any notice required under
Section 3.1 in respect of the Advance.

9.3 WAIVER OF A CONDITION PRECEDENT. The conditions stated in Sections 9.1 and
9.2 are inserted for the sole benefit of the Lender and may be waived by the Lender in whole or in part, with or without terms or conditions, in respect of all or any portion of the Advances, without affecting the rights of the Lender to assert any unwaived terms and conditions, in whole or in part in respect of any Advance.


                      SECTION 10 - MISCELLANEOUS PROVISIONS

10.1 HEADINGS AND TABLES OF CONTENTS. The headings of the Sections and the Table of Contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

10.2 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Each accounting term used in this Agreement, unless otherwise defined herein, has the meaning assigned to it under Generally Accepted Accounting Principles. Unless otherwise specified, all financial statements to be delivered to the Lender in respect of any accounting period are to be prepared in accordance with Generally Accepted Accounting Principles on a basis consistently applied.

10.3 SEVERABILITY. Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not thereby be affected.

10.4 NUMBER AND GENDER; EXTENDED MEANINGS. Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, words importing any gender include all genders and references to agreements and other contractual instruments shall be deemed to include all present or future amendments, supplements, restatements or replacements thereof or thereto. The term "INCLUDING" shall be interpreted to mean "including without limitation".

10.5 AMENDMENT, SUPPLEMENT OR WAIVER. No amendment, supplement or waiver of any provision of this Agreement, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No waiver or act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by the Borrower of any provision of this Agreement or the rights resulting therefrom.

10.6 GOVERNING LAW. This Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with, the laws of the State of New York. Each party to this Agreement hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of New York and all courts competent to hear appeals therefrom.

10.7 CURRENCY. All payments made hereunder shall be made in United States Dollars. Unless the context otherwise requires, all amounts expressed in this Agreement in terms of money shall refer to United States Dollars.

10.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior agreements, undertakings, declarations or representations, written or oral in respect thereof.

10.9 NO LIABILITY OF SHAREHOLDERS OF BORROWER. No shareholder of the Borrower or Affiliate of any shareholder, or any successor and assign of any of them, shall be liable for the Obligations.

10.10    SUCCESSORS AND ASSIGNS.

(1) This Agreement shall be binding upon and enure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not assign or transfer any rights or obligations with respect to this Agreement without the prior written consent of the Lender, which may be given in its sole discretion.

(2) The Lender may on notice to the Borrower assign and/or transfer all or part of its rights and/or obligations in respect of the Facility under this Agreement; provided that unless an Event of Default shall have occurred and be continuing, the Lender shall not so assign and/or transfer all or any part of such rights without the prior written consent of the Borrower, which consent the Borrower shall not unreasonably withhold.

(3) Any such assignee or transferee shall be and be treated as the Lender for all purposes of this Agreement and shall be entitled to the full benefit hereof and shall be subject to the obligations of such assignor or transferor to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

10.11 ASSIGNMENT AFTER DEFAULT. Notwithstanding anything to the contrary herein contained, where an Event of Default has occurred and is continuing, nothing in this Agreement shall limit or otherwise restrict the right of the Lender to assign all or any part of its rights and obligations under or with respect to this Agreement. Without limiting the generality of the foregoing, any such assignment shall not require the consent of the Borrower.

10.12 ADDRESS FOR NOTICE. Notice to be given under this Agreement shall, except as otherwise specifically provided, be in writing addressed to the party for whom it is intended and, unless the law deems a particular notice to be received earlier, a notice shall not be deemed received until actual receipt thereof by the other party. The addresses of the parties hereto for the purposes hereof shall be the addresses specified beside their respective signatures to this Agreement, or such other mailing or telecopier addresses as each party from time to time may notify the others as aforesaid.

10.13    TIME OF THE ESSENCE.   Time shall be of the essence in this Agreement.

10.14 FURTHER ASSURANCES. The Borrower shall, at the request of the Lender, do all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the Lender, be necessary or desirable in order to fully perform and carry out the purpose and intent of this Agreement.

10.15 TERM OF AGREEMENT. Except as otherwise provided herein, this Agreement shall remain in full force and effect until the payment and performance in full of all of the Obligations.

10.16 PAYMENTS ON BUSINESS DAY. Whenever any payment or performance under this Agreement would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day.

10.17 COUNTERPARTS AND FACSIMILE. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile copy.

10.18 DATE OF AGREEMENT. This Agreement may be referred to as being dated as of the date first mentioned above notwithstanding the actual date of execution.


IN WITNESS HEREOF the parties have executed this Agreement.

Suite 300                                         IMPERIAL PARKING CORPORATION
601 West Cordova Street
Vancouver B.C.
V6B 1G1                                           By:
                                                     -------------------------
                                                       Name:
Attention:        Chief Financial Officer              Title:
Fax No.:          (604) 681-7311
                                                  By:
                                                     -------------------------
and to:                                                Name:
                                                       Title
Attention:        General Counsel
Fax No.:          (604) 681-4098

551 Fifth Avenue, Suite 1416                      FIRST UNION REAL ESTATE EQUITY
New York, New York   10176                        AND MORTGAGE INVESTMENTS
U.S.A.        07920-1002

Attention:    Chief Financial Officer             By:___________________________
Fax No.:      (212) 905-1102                           Name:
                                                       Title:

                                   APPENDIX A

                                  DEFINED TERMS

         In this Agreement, unless something in the subject matter or context is inconsistent therewith:

         "ADDITIONAL COMPENSATION" has the meaning ascribed thereto in Section 2.4.

         "ADVANCE" means an advance by the Lender in respect of the Facility in Canadian Dollars.

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Borrower or any Subsidiary or any corporation of which the Borrower and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower.

         "AGGREGATE CREDIT" at any time means the aggregate principal amount of the Facility which at such time is being made available by the Lender to the Borrower pursuant to this Agreement, being, $8,000,000.

         "AGREEMENT, HEREOF, HERETO, HEREUNDER" or similar expressions mean this Agreement and the schedules and appendices hereto, as amended, supplemented, restated and replaced from time to time.

         "AMERICAN TAXES" has the meaning ascribed thereto in Section 2.3.

         "APPLICABLE DIRECTIVES" in respect of any person, property, transaction or event, means all applicable official requirements, requests, directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any Canadian Governmental Authority or U.S. Governmental Authority having or purporting to have authority over that person, property, transaction or event, whether or not having the force of law.

         "BANKING DAY" means a Business Day on which dealings in foreign currency and exchange between Lenders may be carried on in Toronto, Ontario, New York, New York and London, England.

         "BASE RATE" for any day means the aggregate of the Federal Funds Rate and 7.5% per annum (expressed on the basis of a 365 day year).

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in Toronto or New York are required or authorized to be closed.

         "CANADIAN GOVERNMENTAL AUTHORITY" means any Governmental Authority of Canada or any political subdivision thereof.

         "CANADIAN REQUIREMENT OF LAW" means any Requirement of Law of any Canadian Governmental Authority.

         "CONSOLIDATED INDEBTEDNESS" means the aggregate of all Indebtedness for borrowed money of the Borrower and its Consolidated Subsidiaries less (y) the Notes and (z) such cash and Permitted Marketable Securities on the balance sheet of the latest financial statements delivered pursuant to Section 5.1(12).

         "CONSOLIDATED NET WORTH" means at any time, with respect to any Person and its Consolidated Subsidiaries, the aggregate of (i) the total shareholders' equity determined as of such time in accordance with GAAP; plus (ii) the Notes; where shareholders equity for greater certainty and without duplication includes any shares in the capital of such Person or its Subsidiaries which are redeemable at the option of the holder in accordance with their terms.

         "CONSOLIDATED PARKING CONTRACTS" means, at any time, with respect to the Borrower and its Consolidated Subsidiaries, the aggregate of (i) the total number of existing contracts and leases which are in full force and effect for the management or operation of parking lots of parking garages; and (ii) the number of parking lots of parking garages operated on properties owned by the Borrower and its Consolidated

         "CONSOLIDATED SUBSIDIARY" means, at any date, in respect of any person, a Subsidiary of such Person which is or should be consolidated with such Person in its consolidated financial statements prepared as of such date.

         "CONSTATING DOCUMENTS" means, with respect to a corporation, its certificate of incorporation, amalgamation or continuance or other similar document as amended from time to time, and its by-laws.

         "CONTRACTS" means agreements, franchises, leases, easements, servitudes, privileges and other rights acquired from persons other than Governmental Authorities.

         "CONTROL" (including, with correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession of the power, in law or in fact, to direct or cause the direction of the management and policies of a corporation whether through legal and beneficial ownership of a majority of voting securities of the corporation, by agreement or otherwise.

         "CREDIT DOCUMENTS" means this Agreement and all other documents relating thereto.

         "DEBENTURE" has the meaning ascribed thereto in Section 8.1(a).

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DISTRIBUTIONS" means (i) any dividend or other distribution on issued shares of the Borrower or any of its Subsidiaries; (ii) the purchase, redemption or retirement of any issued shares of the Borrower or any of its Subsidiaries redeemed or purchased by the Borrower or any such Subsidiary, as the case may be, or any payments made under any employee stock option agreement; (iii) any consulting fee, management fee or management bonus paid or payable to any director, officer, shareholder or Affiliate of the Borrower or any of its Subsidiaries or any Person not dealing at arm's length with the Borrower or any of its Subsidiaries or their respective directors, officers, shareholders or Affiliates; or (iv) any payment on account of any principal and interest on any loans or advances owing at any time by the Borrower or any of its Subsidiaries to any of their respective directors, officers, shareholders or Affiliates.

         "EFFECTIVE DATE" means the date upon which the first Advance is made hereunder.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Borrower under section 414 of the Code.

         "EVENT OF DEFAULT" means any of the following events shall have occurred:

         (a) if the Borrower fails to pay: (i) any principal payable hereunder when due; (ii) any interest or fees payable hereunder within three Business Days of the due date therefor;

         (b) if any representation or warranty made by the Borrower herein or in any certificate or other document delivered by any director or officer of the Borrower in connection herewith shall have been found to be false or incorrect in any way as of its date so as to make it materially misleading;

         (c) if the Borrower shall default in the performance of or compliance with any other term, condition, or covenant contained herein, or provided for herein (including, without limitation, its covenant to pay all costs and expenses provided for herein) and such default has not been remedied or cured within 30 Business Days after receipt of notice from the Lender of such default;

         (d) if the Borrower shall not generally pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors or shall convey or transfer any of its property with a view to delaying, defeating or hindering creditors or any proceedings shall be instituted by or against it seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or of its debts under any law relating to bankrupt, insolvency or reorganization or relief of debtors or other similar law or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property (excluding proceedings being contested in good faith so long as any enforcement proceedings are and remain stayed and are dismissed within 60 days of their commencement) or it shall take corporate action to authorize any of the actions set forth above in this subsection (d); or if a receiver, trustee, custodian or other similar official for it or for any substantial part of its property is appointed;

         (e) if the Borrower, or any of its Subsidiaries shall fail to pay to any Person when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) any indebtedness of the Borrower or any indebtedness of a Subsidiary guaranteed, directly or indirectly, by the Borrower having a dollar value in excess of, in the aggregate, an amount equal to 5% of the Borrower's shareholders' equity, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, such failure shall continue after any applicable grace period and such Person has declared such amount to be due and payable;

         (f) if any judgment or order for the payment of money in an amount having a dollar value in excess of, in the aggregate, an amount equal to 5% of the Borrower's shareholders' equity, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, is rendered against the Borrower which would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole, and in respect of which any such judgment or order the appeal period shall have expired and which shall remain unstayed or unsatisfied for more than 30 Business Days;

         (g) if this Agreement shall at any time after execution and delivery hereof (other than in accordance with its terms or with the consent of the Lender) cease to be in full force and effect (unless within five Business Days of the same being notified by the Lender to the Borrower, this Agreement shall again have full force and effect as if the same had always had full force and effect) or if this Agreement shall be declared by a court or tribunal of competent jurisdiction in whole or in part to be null and void, or, where applicable, the validity or enforceability hereof shall be contested by the Borrower or the Borrower shall deny in writing that it has any or further liability or obligation hereunder;

         (h) except as may be expressly permitted by this Agreement, if an order shall be made or an effective resolution passed for the winding-up, liquidation or dissolution of the Borrower;

         (i) if an encumbrancer in pursuit of a claim having a dollar value in excess of, in the aggregate, an amount equal to 5% of the Borrower's shareholders equity, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, shall take possession (whether by appointment of a custodian, receiver, receiver and manager or otherwise) of all or a substantial part of the property of the Borrower, or if in pursuit of a claim having a dollar value in excess of such amount or which would have such a material adverse effect, a distress or execution or any similar process be levied or enforced there against and remain unsatisfied for such period as would permit such property or such substantial part thereof to be sold thereunder; or

         (j) if the Borrower shall cease to carry on business or a substantial part thereof in the ordinary course of business.

         "FACILITY" has the meaning ascribed thereto in Section 1.1.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum (expressed on the basis of a 365 day year) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the U.S. Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from the federal funds brokers of recognized standing selected by the Lender.

         "FINANCIAL CONDITION" means, with respect to a person, its financial condition, Property and business operations.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in effect from time to time in Canada, including the accounting recommendations published in the handbook of the Canadian Institute of Chartered Accountants.

         "GOVERNMENTAL AUTHORITY" means the government of any nation, state, province, municipality or other political subdivision thereof, and any entity exercising executive, legislative, regulatory or administrative functions, and any corporation or other entity owned or controlled in any manner by any of the foregoing.

         "GUARANTEES" has the meaning ascribed thereto in Section 8.1(b).

         "GUARANTORS" means all Subsidiaries of Borrower unless otherwise agreed to in writing by the Lender.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

         "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,


         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (f) Swaps of such Person; and

         (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "INTEREST PERIOD" means, with respect to each Advance, unless the Lender in its discretion otherwise determines:

         (i) initially, the period commencing on the date of such Advance and ending 30 to 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; and

         (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending 30 to 180 days thereafter, as the Borrower may elect pursuant to the provisions hereof;

         provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless such Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Banking Day;

                  (b) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month; and

                  (c) Interest Periods shall terminate on such dates as will permit the mandatory repayments of the Facility on the dates and in the manner provided for herein.

         "LIBOR" for any Interest Period means the rate per annum (on the basis of a 360 day year) rounded upwards if necessary to the nearest 1/16% at which deposits in US Dollars would be offered by Deutsche Bank Canada in Toronto, Canada to prime Lenders in the interbank Euro-currency market at approximately 12:00 p.m. (Toronto time) two Banking Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Advance to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Borrower and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement.

         "MATURITY DATE" has the meaning ascribed thereto in Section 2.1.

         "NOTICE OF BORROWING" has the meaning ascribed thereto in Section 3.1.

         "OBLIGATIONS" means all obligations of the Borrower to the Lender under or in connection with the Credit Documents, including all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower, to the Lender in any currency or remaining unpaid by the Borrower to the Lender in any currency under or in connection with the Credit Documents, whether arising from dealings between the Lender and the Borrower or from any other dealings or proceedings by which the Lender may be or become in any manner whatever a creditor of the Borrower under or in connection with the Credit Documents, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, and all interest, commissions, legal and other costs, charges and expenses.

         "PENDING EVENT OF DEFAULT" means an event which would constitute an Event of Default hereunder, alone or subject to giving of notice, passing of time, determination of materiality or failure to cure.

         "PERMITS" means licences, authorizations, consents, registrations, exemptions, permits and other approvals from Governmental Authorities.

         "PERMITTED LIENS" means any one or more of the following:

a. Liens for taxes, rates, assessments or governmental charges or levies not at the time due and delinquent or the validity of which is being contested at the time by the Borrower in good faith by proper legal proceedings;

b. Liens resulting from any judgment rendered or claim filed against the Borrower which the Borrower shall be contesting in good faith by proper legal proceedings;

c. undetermined or inchoate Liens which have not at such time been filed or registered pursuant to law against the Borrower or which relate to obligations not due or delinquent;

d. Liens affecting real property which are (i) title defects or irregularities of a minor nature; or (ii) restrictions, easements, rights-of-way, servitudes or other similar rights in land (including, without restriction, rights-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires, cables or other incidental equipment) granted to or reserved by other Persons; in each case where such Liens in the aggregate do not materially impair the usefulness of the property for the purposes for which it is held and mortgages of and other Liens against the said easements, rights-of-way, servitudes or other similar rights in real property;

e. Liens or deposits in connection with bids, tenders, contracts or expropriation proceedings of the Borrower or to secure workers' compensation, unemployment insurance or other similar statutory assessments, or to secure costs of litigation when required by law, and surety or appeal bonds in connections with such litigation;

f. mechanic's, warehouseman's, carriers' or other similar common law liens or privileges, where the action to enforce the same has not proceeded to final judgment, is being defended in good faith by the Borrower and by appropriate proceedings and in respect of which it shall have set aside on its books reserves deemed by it to be adequate therefor;

g. any other liens or privileges or other title irregularities, encroachments or encumbrances of a nature similar to the foregoing which are of a minor nature and will not in the aggregate materially and adversely affect the use of the property for the purpose for which it is held by the Borrower or any of its Subsidiaries;

h. Liens in favour of the holders of the Permitted Senior Indebtedness;

i. Purchase Money Mortgages, securing Indebtedness, in an aggregate amount not to exceed $1,000,000; and

j. other Liens in an aggregate amount not to exceed $50,000.

         "PERMITTED MARKETABLE SECURITIES" means any securities held by the Borrower or any of its Subsidiaries which are publicly traded on a recognized stock exchange and do not represent greater than 5% of the issued and outstanding securities of the issuing corporation and any fixed income securities for which a public market exists.

         "PERMITTED SENIOR INDEBTEDNESS" means Indebtedness outstanding from time to time pursuant to the Amended and Restated Credit Agreement dated as of April 17, 1997 among the Borrower (by amalgamation with Imperial Parking Limited), 504463 N.B. Inc., the financial institutions party thereto and BT Bank of Canada, as agent, including all

Accommodations (as defined in the Amended and Restated Credit Agreement) and interest, fees, expenses and other amounts owed pursuant thereto or contemplated thereby, as such amounts are reduced from time to time.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PIK NOTE AGREEMENT" means that certain Senior Subordinated Partial PIK Note Purchase Agreement entered into between the Borrower and 3006302 Nova Scotia Company on April 17, 1997.

         "PROPERTY" means, with respect to any person, all of its undertaking, property and assets.

         "PURCHASE MONEY MORTGAGE" means any Lien charging property acquired by the Borrower, which is or has been granted or assumed by the Borrower or which arises by operation of law in favour of the transferor substantially concurrently with and for the purpose of the acquisition of such property, in each case where (i) the principal amount secured by such Lien is not in excess of the cost to the Borrower of the property acquired; and (ii) such Lien extends only to the property acquired.

         "REQUIREMENT OF LAW" in respect of any person, property, transaction or event, means all present and future laws, statutes, regulations, treaties, judgments and decrees applicable to that person, property, transaction or event and, whether or not having the force of law, all Applicable Directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any Governmental Authority having or purporting to have authority over that person, property, transaction or event.

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this agreement.

         "SECURITY" has the meaning ascribed thereto in Section 8.1.

         "SENIOR CREDIT AGREEMENT" means that certain amended and restated credit agreement dated as of April 17, 1997 between the Borrower, 504463 N.B. Inc. now Impark Services Limited, Hong Kong Bank Canada now HSBC Bank Canada and BT Bank of Canada now Deutsche Bank Canada, as the same has been amended to the date hereof and as the same may be further amended, supplemented, restated or otherwise modified from time to time.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.

         "TAXES" means all taxes, levies, imposts, stamp taxes, duties, deductions, withholdings and similar impositions payable, levied, collected, withheld or assessed as of the date of this Agreement or at any time in the future, and any interest, penalties or similar amounts in respect thereof, and "Tax" shall have a corresponding meaning.

         "U.S. GOVERNMENTAL AUTHORITY" means any Governmental Authority of the United States of America or any political subdivision thereof.

         "U.S. REQUIREMENT OF LAW" means any Requirement of Law of any U.S. Governmental Authority.

                                   APPENDIX B

                    NOTICE OF UTILIZATION OF CREDIT FACILITY


TO:      FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS


         Reference is made to that certain credit agreement (the "CREDIT AGREEMENT") made as of ****, 2000 between Imperial Parking Limited and First Union Management, Inc. All terms used herein commencing with initial capital letters and defined in the Credit Agreement have the meanings attributed thereto in the Credit Agreement.

         Notice is hereby given pursuant to the provisions of Section 3.1 of the Credit Agreement that the undersigned Borrower requests that:

         1.       an Advance be made;

         2. the aggregate principal amount of the Advance shall be $ [INSERT AMOUNT];

         3.       the Borrowing Date shall be [INSERT DATE];

         4. the Interest Periods shall be [INSERT NUMBER OF DAYS BETWEEN 30 - 180 -, SUBJECT TO MATURITY DATE];

         5. the Lender make or cause the funds to which the undersigned Borrower is entitled in light of the foregoing to be made available to the Borrower as contemplated by the Credit Agreement;

         6.       no Event of Default has occurred and is continuing.

         DATED this                day of

                                            Yours very truly,

                                            IMPERIAL PARKING LIMITED


                                            By: _____________________________
                                                Name:
                                                Title:

                                            By: _____________________________
                                                Name:
                                                Title: